Exhibit 99.1

FOR IMMEDIATE RELEASE

Qorvo® Announces Preliminary Fiscal 2026

Second Quarter Financial Results

GREENSBORO, NC, October 28, 2025 -- Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced preliminary financial results for Qorvo’s fiscal 2026 second quarter ended September 27, 2025.

On a GAAP basis, preliminary financial results for Qorvo’s fiscal 2026 second quarter are revenue of $1.1 billion, gross margin of 47.0%, and diluted earnings per share of $1.28. On a non-GAAP basis, preliminary financial results are gross margin of 49.7%, and diluted earnings per share of $2.22.

The table below provides preliminary financial results for revenue, non-GAAP gross margin, and non-GAAP earnings per share, along with prior guidance.

	Preliminary Financial Results	Prior Guidance
Revenue	$1,058.5 million	$1,025 million, plus or minus $50 million
Non-GAAP Gross margin	49.7%	Between 48% and 50%
Non-GAAP Diluted earnings per share	$2.22	$2.00, plus or minus 25 cents

In a separate press release issued today, Qorvo and Skyworks Solutions, Inc. (Nasdaq: SWKS) (“Skyworks”) announced that they have entered into a definitive agreement to combine the two companies in a cash-and-stock transaction that values the combined enterprise at approximately $22 billion1 to create a U.S.-based, global leader in high-performance radio frequency, analog and mixed-signal semiconductors. Qorvo and Skyworks will host a joint conference call today at 8:00 am ET/5:00 am PT to discuss the proposed transaction. Investors and analysts can register and obtain unique dial-in information for the live conference call at: https://register-conf.media-server.com/register/BIcbebd9bffc7345f795a579200e8f4917. The conference call will also be webcast live over the Internet and can be accessed by any interested party at the following URL: https://edge.media-server.com/mmc/p/8rujnh8v. Additionally, the webcast and accompanying presentation materials will be available at Qorvo’s Investor Relations website: https://ir.qorvo.com (under “Events & Presentations”). As previously announced, Qorvo will announce financial results for its fiscal 2026 second quarter on November 3, 2025.

1 Represents combined enterprise value as of the market close October 27, 2025.

This press release includes preliminary financial results for Qorvo’s fiscal 2026 second quarter ended September 27, 2025, which information is preliminary, has not been reviewed by the Company’s independent registered public accounting firm and is subject to change. The Company’s actual results remain subject to the completion of management's final review and other closing procedures and may differ materially from such financial information included herein due to the completion of financial closing procedures and final adjustments. These preliminary results are not a comprehensive statement of the Company’s financial results for the quarter ended September 27, 2025, and should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary results are not necessarily indicative of the results to be achieved in any future period. Accordingly, investors should not place undue reliance on these preliminary financial results.

QORVO, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Three Months Ended September 27, 2025
GAAP net income	$119,603
Stock-based compensation expense	40,425
Amortization of acquired intangible assets	21,433
Restructuring-related charges	30,830
Settlements, gains, losses and other charges	2,253
Investment and debt-related gains and losses	(5,006)
Adjustment of income taxes	(1,284)
Non-GAAP net income	$208,254

GAAP weighted-average outstanding diluted shares	93,792
Dilutive stock-based awards	—
Non-GAAP weighted-average outstanding diluted shares	93,792
Non-GAAP net income per share, diluted	$2.22

	Three Months Ended September 27, 2025
GAAP gross profit/margin	$497,088	47.0%
Stock-based compensation expense	6,436	0.6
Amortization of acquired intangible assets	19,077	1.8
Restructuring-related charges	4,040	0.4
Other income	(481)	(0.1)
Non-GAAP gross profit/margin	$526,160	49.7%

Non-GAAP Financial Measures

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of acquired intangible assets, stock-based compensation expense, restructuring-related charges and certain other charges or income. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquired acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, restructuring-related charges, certain settlements, gains, losses and other charges, investment and debt-related gains and losses, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers' forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to effectively execute on restructuring initiatives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; negative impacts from activist stockholders; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 29, 2025, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

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At Qorvo®

Doug DeLieto

VP, Investor Relations

1.336.678.7968